EXHIBIT 99.1

Synergy Resources Sets Fiscal 2015 First Quarter Results Conference Call for Friday, January 9th at 11 am ET

PLATTEVILLE, CO -- (Marketwired) -- 12/23/14 -- Synergy Resources Corporation (NYSE MKT: SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin, will hold a conference call on Friday January 9th 11 am ET (9 am MT) to discuss results for its fiscal first quarter ended November 30th, 2014. The company plans to issue its earnings press release prior to the call.

Synergy Resources co CEO Ed Holloway, co-CEO William Scaff, Jr., CFO Monty Jennings, VP of Operations Craig Rasmuson, and VP of Capital Markets and Investor Relations Jon Kruljac will host the presentation, followed by a question and answer period.

Date: Friday, January 9th, 2015
Time: 11 am Eastern time (9 am. Mountain time)
Domestic Dial-In #: 877-407-9122
International Dial-In #: 201-493-6747

The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com/q1-2015 and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Rhonda Sandquist with Synergy Resources at 970-737-1073.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until January 23rd, 2015.

Domestic Toll-free Replay #: 877-660-6853
International Replay #: 201-612-7415
Replay ID#411931

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.syrginfo.com.

Download PDF
Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
Tel (970) 737-1073
Email: rsandquist@syrginfo.com

Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
Tel (303) 840-8166
Email: jkruljac@syrginfo.com
Source: Synergy Resources Corporation